UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
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FORM 8-K
 _____________________________________________________________

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event Reported): November 4, 2015

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MAXWELL TECHNOLOGIES, INC.
(Exact Name of Registrant as Specified in its Charter)
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Delaware	1-15477	95-2390133
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

3888 Calle Fortunada
San Diego, California 92123
(Addresses of principal executive offices, including zip code)
(858) 503-3300
(Registrant’s telephone number, including area code)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(e) On November 4, 2015, the Compensation Committee of the Board of Directors of Maxwell Technologies, Inc. (the “Company”) adopted the Maxwell Technologies, Inc. Severance and Change in Control Plan (the “Plan”). The Plan provides for the payment of cash severance, medical insurance premium reimbursements, and outplacement services upon qualifying employment terminations, and additional severance benefits if such qualifying employment terminations occur in connection with a change in control of the Company. This Plan, which becomes effective immediately, applies to officers and other employees, including executive officers, and allows the Company to achieve more consistency amongst the terms, conditions and definitions that apply to the severance arrangements of participants than was the case under individual offer letters and employment agreements. The Plan adopts the definition of change in control that applies for purposes of the Company’s 2013 Omnibus Equity Incentive Plan, as amended, and defines a qualifying employment termination as occurring in connection with a change in control if it occurs within 24 months after such a transaction. The Plan does not provide for accelerated vesting of equity-based awards upon qualifying employment terminations, however, such awards remain subject to any vesting acceleration benefits that apply under individual award agreements and employment agreements.

The Company’s Chief Executive Officer, Franz Fink, and Chief Financial Officer, David Lyle, each have been designated as participants under the Plan. Under the Plan, upon a termination without cause not in connection with a change in control, Dr. Fink is entitled to 18 months of base salary and pro rata bonus payout at actual performance, 12 months of medical insurance premium reimbursements, and up to $30,000 for reimbursement of outplacement services. Upon a termination without cause or resignation for good reason in connection with a change in control, Dr. Fink is entitled to 24 months of base salary and target bonus, 24 months of medical insurance premium reimbursements, and up to $30,000 for reimbursement of outplacement services. Upon a termination without cause not in connection with a change in control, Mr. Lyle is entitled to 12 months of base salary and pro rata bonus payout at actual performance, 12 months of medical insurance premium reimbursements, and up to $30,000 for reimbursement of outplacement services. Upon a termination without cause or resignation for good reason in connection with a change in control, Mr. Lyle is entitled to 18 months of base salary and target bonus, 12 months of medical insurance premium reimbursements, and up to $30,000 for reimbursement of outplacement services. The cash severance and medical insurance reimbursements provided under the Plan replace and supersede the corresponding benefits to which each of Dr. Fink and Mr. Lyle was entitled under his employment agreement negotiated at the time of hire by the Company.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MAXWELL TECHNOLOGIES, INC.

By:	/s/ David Lyle
David Lyle
Senior Vice President, Chief Financial Officer, Treasurer and Secretary
Date: November 10, 2015